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EARNINGS RELEASE
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SI FINANCIAL GROUP, INC. REPORTS RESULTS FOR THE QUARTER ENDED MARCH 31, 2008

WILLIMANTIC, CONNECTICUT--APRIL 23, 2008. SI Financial Group, Inc. (the "Company") (NASDAQ Global Market: SIFI), the holding company of Savings Institute Bank and Trust Company (the "Bank"), reported net income of $455,000, or $0.04 basic and diluted earnings per common share, for the quarter ended March 31, 2008 versus net income of $449,000, or $0.04 basic and diluted earnings per common share, for the quarter ended March 31, 2007. During the first quarter of 2008, the Company completed its acquisition of two existing branch locations in Colchester and New London, Connecticut.

Net interest income increased 6.8% to $5.6 million for the quarter ended March 31, 2008 from $5.3 million for the quarter ended March 31, 2007. The increase in net interest income was due to a higher average balance of interest-earning assets and higher yields on securities, offset by an increase in the cost of funds related to an increase in average deposits and Federal Home Loan Bank borrowings.

The provision for loan losses decreased $30,000 to $135,000 for the first quarter of 2008 compared to the same period in the prior year. The increase risk of loss associated with the indirect automobile loan portfolio, which was sold in June 2007, contributed to the higher provision for the first quarter of 2007. The ratio of the allowance for loan losses to total loans increased from 0.77% at March 31, 2007 to 0.88% at March 31, 2008. At March 31, 2008, nonperforming loans totaled $7.7 million, compared to $4.5 million at March 31, 2007. Specific reserves relating to nonperforming loans increased to $1.3 million at March 31, 2008 compared to $59,000 at March 31, 2007. At March 31, 2008, two commercial construction relationships accounted for $5.5 million of nonperforming loans and $1.0 million in specific reserves. For the quarter ended March 31, 2008, net loan charge-offs were $82,000, compared to $62,000 for the quarter ended March 31, 2007.

Noninterest income was $2.5 million for the quarters ended March 31, 2008 and 2007. For the quarter ended March 31, 2008, service fees rose as a result of an increase in overdraft charges on certain deposit products and higher electronic banking usage. Wealth management fees were higher principally due to growth in the assets under management. The increase in service fees and wealth management fees was offset by a decrease of $211,000 in the net gain on the sale of available for sale securities.

Noninterest expenses increased $388,000 for the quarter ended March 31, 2008 compared to the same period in 2007, primarily due to increased operating costs associated with branch expansion. New branch offices resulted in higher compensation costs due to increased staffing levels and additional occupancy expense related to facility leases and other occupancy-related expenses. Computer and electronic banking services expense rose due to increased telecommunication costs and transaction activity. During the first quarter of 2008, an impairment charge of $63,000 was recorded to reduce the carrying value of the Bank's investment in a small business investment company limited partnership. Outside professional services expense was higher in 2007 due to charges associated with the termination of the agreement to purchase a mortgage company during the first quarter of 2007.

Total assets increased $54.4 million, or 6.9%, to $844.6 million at March 31, 2008 from $790.2 million at December 31, 2007. Contributing to the increase in assets were increases of $29.0 million in available for sale securities, $12.0 million in net loans receivable, $8.8 million in cash and cash equivalents and $3.6 million in intangible assets, offset by a decrease of $913,000 in other real estate owned. Available for sale securities increased as a result of purchases of predominately mortgage-backed securities with funds received from the Bank's Colchester and New London, Connecticut branch acquisitions during the first quarter of 2008. The increase in net loans receivable included increases in primarily commercial mortgage and commercial business loans, offset by decreases in construction loans and home equity lines of credit. Of the $12.0 million increase in net loans receivable, $7.4 million represented primarily commercial loans acquired in connection with the Colchester and New London branch acquisitions. Loan originations increased $12.1 million in 2008 compared to the same period in 2007. The increase in intangible assets, consisting of core deposit intangibles and goodwill, resulted from the Colchester and New London branch acquisitions. The decrease in other real estate owned reflects the sale of a commercial real estate property and a residential real estate property during the first quarter of 2008.

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Total liabilities were $765.7 million at March 31, 2008 compared to $708.1 million at December 31, 2007. Deposits increased $54.8 million, or 10.0%, which included an increase in certificate of deposit accounts of $27.9 million and NOW and money market accounts of $23.6 million. Contributing to the increase in deposits was branch expansion, including $27.7 million in deposits that were assumed with the purchase of the Colchester and New London branches, and competitively priced deposit products. Borrowings increased $3.1 million from $149.9 million at December 31, 2007 to $152.9 million at March 31, 2008, resulting from an increase in Federal Home Loan Bank advances.

Total stockholders' equity decreased $3.2 million from $82.1 million at December 31, 2007 to $78.9 million at March 31, 2008. The decrease in equity related to stock repurchases of 202,000 shares at a cost of $2.0 million, an increase in net unrealized holding losses on available for sale securities aggregating $1.2 million (net of taxes) and a cumulative effect adjustment for a change in accounting principle of $547,000, resulting from the application of Financial Accounting Standards Board's Emerging Issues Task Force Issue No. 06-4, "ACCOUNTING FOR DEFERRED COMPENSATION AND POSTRETIREMENT BENEFIT ASPECTS OF ENDORSEMENT SPLIT-DOLLAR LIFE INSURANCE ARRANGEMENTS," offset by earnings of $455,000.

"We are pleased with the successful integration of two well-established branch offices, which contributed a total of $27.7 million in deposits and $7.4 million in net loans. Combined with the relocation of our Norwich, Connecticut office and our new location in East Hampton, Connecticut, we have continued to expand our branch network, thereby enhancing customer service with more convenient locations to provide greater access to our retail services for our customers," commented Rheo A. Brouillard, President and Chief Executive Officer.

SI Financial Group, Inc. is the holding company for Savings Institute Bank and Trust Company. Established in 1842, the Savings Institute Bank and Trust Company is a community-oriented financial institution headquartered in Willimantic, Connecticut. Through its twenty-two branch locations, the Bank offers a full-range of financial services to individuals, businesses and municipalities within its market area.

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THIS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS" THAT ARE BASED ON ASSUMPTIONS
AND MAY DESCRIBE FUTURE PLANS, STRATEGIES AND EXPECTATIONS OF THE COMPANY. THESE FORWARD-LOOKING STATEMENTS ARE GENERALLY IDENTIFIED BY THE USE OF THE WORDS "BELIEVE," "EXPECT," "INTEND," "ANTICIPATE," "ESTIMATE," "PROJECT" OR SIMILAR EXPRESSIONS. THE COMPANY'S ABILITY TO PREDICT RESULTS OR THE ACTUAL EFFECT OF FUTURE PLANS OR STRATEGIES IS INHERENTLY UNCERTAIN. FACTORS THAT COULD HAVE A MATERIAL ADVERSE EFFECT ON THE OPERATIONS OF THE COMPANY AND ITS SUBSIDIARIES INCLUDE, BUT ARE NOT LIMITED TO, CHANGES IN MARKET INTEREST RATES, REGIONAL AND NATIONAL ECONOMIC CONDITIONS, LEGISLATIVE AND REGULATORY CHANGES, MONETARY AND FISCAL POLICIES OF THE UNITED STATES GOVERNMENT, INCLUDING POLICIES OF THE
UNITED STATES TREASURY AND THE FEDERAL RESERVE BOARD, THE QUALITY AND
COMPOSITION OF THE LOAN OR INVESTMENT PORTFOLIOS, DEMAND FOR LOAN PRODUCTS, DEPOSIT FLOWS, COMPETITION, DEMAND FOR FINANCIAL SERVICES IN THE COMPANY'S
MARKET AREA, CHANGES IN THE REAL ESTATE MARKET VALUES IN THE COMPANY'S MARKET AREA, THE ABILITY TO OPERATE NEW BRANCH OFFICES PROFITABLY, THE ABILITY TO EFFECTIVELY AND EFFICIENTLY INTEGRATE ACQUISITIONS AND CHANGES IN RELEVANT ACCOUNTING PRINCIPLES AND GUIDELINES. FOR DISCUSSION OF THESE AND OTHER RISKS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER FROM EXPECTATIONS, REFER TO OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2007, INCLUDING THE SECTION ENTITLED "RISK FACTORS," AND QUARTERLY REPORTS ON FORM 10-Q FOR THE QUARTERS ENDED MARCH 31, 2007, JUNE 30, 2007 AND SEPTEMBER 30, 2007 ON FILE WITH THE SEC, THESE RISKS AND UNCERTAINTIES SHOULD BE CONSIDERED IN EVALUATING ANY FORWARD-LOOKING STATEMENTS AND UNDUE RELIANCE SHOULD NOT BE PLACED ON SUCH STATEMENTS. EXCEPT AS REQUIRED BY APPLICABLE LAW OR REGULATION, THE COMPANY DOES NOT UNDERTAKE, AND SPECIFICALLY DISCLAIMS ANY OBLIGATION, TO RELEASE PUBLICLY
THE RESULT OF ANY REVISIONS THAT MAY BE MADE TO ANY FORWARD-LOOKING STATEMENTS
TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE OF THE STATEMENTS OR TO
REFLECT THE OCCURRENCE OF ANTICIPATED OR UNANTICIPATED EVENTS.


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

SELECTED FINANCIAL CONDITION DATA:

--------------------------------------------------------------------------------------------------------------
(DOLLARS IN THOUSANDS/UNAUDITED)                                         March 31,           December 31,
                                                                           2008                 2007
--------------------------------------------------------------------------------------------------------------
ASSETS
Noninterest-bearing cash and due from banks                               $    14,806           $    14,543
Interest-bearing cash and cash equivalents                                     14,631                 6,126
Securities                                                                    179,066               149,716
Loans held for sale                                                               180                   410
Loans receivable, net                                                         599,503               587,538
Bank-owned life insurance                                                       8,485                 8,410
Other assets                                                                   27,911                23,455
                                                                  --------------------------------------------
            Total assets                                                  $   844,582           $   790,198
                                                                  ============================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
     Deposits                                                             $   603,165           $   548,335
     Borrowings                                                               152,926               149,867
     Other liabilities                                                          9,602                 9,909
                                                                  --------------------------------------------
         Total liabilities                                                    765,693               708,111
                                                                  --------------------------------------------

Stockholders' equity                                                           78,889                82,087
                                                                  --------------------------------------------
         Total liabilities and stockholders' equity                       $   844,582           $   790,198
                                                                  ============================================


SELECTED OPERATING DATA:

---------------------------------------------------------------------------------------------------------------
(DOLLARS IN THOUSANDS/UNAUDITED)                                                     Three Months Ended
                                                                                          March 31,
                                                                                     2008            2007
---------------------------------------------------------------------------------------------------------------

Interest and dividend income                                                    $    11,439     $     10,474
Interest expense                                                                      5,829            5,222
                                                                                -------------------------------
     Net interest income                                                              5,610            5,252
                                                                                -------------------------------

Provision for loan losses                                                               135              165
                                                                                -------------------------------
Net interest income after provision for                                               5,475            5,087
     loan losses

Noninterest income                                                                    2,528            2,483
Noninterest expenses                                                                  7,334            6,946
                                                                                -------------------------------
Income before provision for income taxes                                                669              624

Provision for income taxes                                                              214              175
                                                                                -------------------------------
Net income                                                                      $       455     $        449
                                                                                ===============================

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

SELECTED OPERATING DATA - CONTINUED:

---------------------------------------------------------------------------------------------------------------
                                                                                         Three Months Ended
(UNAUDITED)                                                                                  March 31,
                                                                                             ---------
                                                                                         2008           2007
---------------------------------------------------------------------------------------------------------------
Earnings per common share:
     Basic                                                                       $      0.04    $       0.04
     Diluted                                                                     $      0.04    $       0.04

Weighted-average common shares outstanding:
     Basic                                                                        11,431,544      11,805,171
     Diluted                                                                      11,464,142      11,887,491


 SELECTED FINANCIAL RATIOS:

-------------------------------------------------------------------------------------------------------------------
                                                                                            At or For the
(DOLLARS IN THOUSAND/UNAUDITED)                                                          Three Months Ended
                                                                                              March 31,
                                                                                              ---------
                                                                                          2008          2007
-------------------------------------------------------------------------------------------------------------------
SELECTED PERFORMANCE RATIOS: (1)
Return on average assets                                                                     0.22 %       0.24 %
Return on average equity                                                                     2.24         2.20
Interest rate spread                                                                         2.45         2.48
Net interest margin                                                                          2.91         2.98
Efficiency ratio (2)                                                                        91.36        93.69

ASSET QUALITY RATIOS:
Allowance for loan losses                                                                 $ 5,298      $ 4,468
Allowance for loan losses as a percent of total loans                                        0.88 %       0.77 %
Allowance for loan losses as a percent of
     nonperforming loans                                                                    68.53        98.59
Nonperforming loans                                                                       $ 7,731      $ 4,532
Nonperforming loans as a percent of total loans                                              1.28 %       0.78 %
Nonperforming assets (3)                                                                  $ 7,731      $ 4,857
Nonperforming assets as a percent of total assets                                            0.92 %       0.64 %

(1)  Quarterly ratios have been annualized.
(2) Represents noninterest expenses divided by the sum of net interest and dividend income and noninterest income, less any realized gains or losses on the sale of securities.
(3) Nonperforming assets consist of nonperforming loans and other real estate owned.

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CONTACT:
Sandra Mitchell
Vice President/Director of Corporate Communications
Email: investorrelations@banksi.com
(860) 456-6509